EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-84333) of Urban Outfitters, Inc. of our report dated June 14, 1999 relating to the financial statement of Urban Outfitters, Inc. Profit-Sharing Fund which appears in this Form 11-K.


PricewaterhouseCoopers LLP
Philadelphia, PA
June 28, 2000